Exhibit 23.1




               Consent of Independent Certified Public Accountants



The Board of Directors
BNCCORP, Inc.:


We consent to incorporation by reference of our report dated January 29, 2003, relating to the consolidated balance sheets of BNCCORP, Inc. and subsidiaries as of December 31, 2002 and 2001, and the related consolidated statements of income, comprehensive income, stockholders' equity, and cash flows for each of the years in the three-year period ended December 31, 2002, which report appears in the December 31, 2002 Form 10-K of BNCCORP, Inc., and in the following Registration Statements of BNCCORP, Inc.: Nos. 333-03512, 333-58584, and 333-98647 on Form S-8. Our report refers to the adoption of Financial Accounting Standards Board (FASB) Statement of Financial Accounting Standards (SFAS) No. 142, Goodwill and Other Intangible Assets, and FASB SFAS No. 144, Accounting for the Impairment or Disposal of Long-lived Assets, as of January 1, 2002.


KPMG LLP



Minneapolis, Minnesota
March 18, 2003